Exhibit 31.1

CERTIFICATIONS

I, Rocco B. Commisso, certify that:

(1)    I have reviewed this report on Form 10-Q of Mediacom Communications Corporation;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

(3)
Based on my knowledge, the financial statements, and other financial information include in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

June 29, 2006                                                 By: /s/ Rocco B. Commisso
                       Rocco B. Commisso
               Chief Executive Officer

Exhibit 31.1

CERTIFICATIONS

I, Mark E. Stephan, certify that:

(1)    I have reviewed this report on Form 10-Q of Mediacom Communications Corporation;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

(3)
Based on my knowledge, the financial statements, and other financial information include in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

June 29, 2006
                                                         By: /s/ Mark E. Stephan
                       Mark E. Stephan
                                                Executive Vice President and
                        Chief Financial Officer